Exhibit 32.2

Certification Pursuant to

18 U.S.C. Section 1350

by Principal Accounting Officer

In connection with the Quarterly Report of VSB Bancorp, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2012 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Jonathan B. Lipschitz, Vice President, Controller and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2012

/s/ Jonathan B. Lipschitz
Jonathan B. Lipschitz
Vice President, Controller and Principal Accounting Officer

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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